Independent Auditors' Consent

We consent to the incorporation be reference in this Post-Effective Amendment No. 23 to Registration Statement No. 33-14567 of American Century Variable Portfolios, Inc. on Form N-1A of our Independent Auditors' Reports dated January 30, 1998, appearing in the Annual Reports of the six funds comprising American Century Variable Portfolios, Inc. for the year ended December 31, 1997, and to the reference to us under the heading "Financial Highlights" in the Prospectuses, which are part of such Registration Statement.



/s/Deloitte & Touche LLP
Deloitte & Touche LLP

Kansas City, Missouri
April 23, 1998